                                                                   EXHIBIT 99.4

                     [ON CHASE SECURITIES INC. LETTERHEAD]

  We hereby consent to the use of our opinion letter dated September 15, 1997 to the Board of Directors of GranCare, Inc. ("GranCare") included as Annex IX to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Sub, a wholly-owned subsidiary of Living Centers of America, Inc., ("LCA") with and into GranCare after giving effect to the recapitalization of LCA and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          CHASE SECURITIES INC.

                                          By: /s/ Michael Goldberg
                                             ---------------------------------